Exhibit 99.1

Lyra Therapeutics Reports Third Quarter 2025 Financial Results and Provides Corporate Update

– Company plans new, confirmatory Phase 3 clinical trial of LYR-210 for treatment of chronic rhinosinusitis (CRS) without nasal polyps, on path to NDA submission –

WATERTOWN, Mass., November 12, 2025 (GLOBE NEWSWIRE) -- Lyra Therapeutics, Inc. (Nasdaq: LYRA) (“Lyra” or the “Company”), a clinical-stage biotechnology company developing long-acting, anti-inflammatory sinonasal implants for the treatment of chronic rhinosinusitis (CRS), today reported its financial results for the third quarter ended September 30, 2025 and provided a corporate update.

“We are now focused on putting all the components in place for a new, confirmatory Phase 3 clinical trial to make progress toward a New Drug Application (“NDA”) for LYR-210 as a six-month treatment for CRS patients without nasal polyps,” said Maria Palasis, Ph.D., President and CEO, Lyra Therapeutics. “We are excited to move forward with our business strategy and to advance LYR-210 as a novel therapeutic option for millions of CRS patients who fail current medical therapy.”

Recent Business Highlights

•
Lyra has established a clinical development plan to conduct an additional trial, based on meeting with FDA, to support the submission of an NDA for LYR-210 for the treatment of chronic rhinosinusitis (CRS) without nasal polyps.
•
Lyra presented the positive ENLIGHTEN 2 Phase 3 results as a Late-Breaking Scientific Oral Presentation at the Annual Meeting of the American Academy of Otolaryngology–Head and Neck Surgery (AAO-HNS) in October 2025.

Third Quarter 2025 Financial Highlights

Cash and cash equivalents as of September 30, 2025 were $22.1 million, compared with cash and cash equivalents of $40.6 million at December 31, 2024. Based on our current business plan, we anticipate that our cash and cash equivalents balance is sufficient to fund our operating expenses and capital expenditures into the third quarter of 2026.

Research and development expenses decreased by $1.9 million from $5.9 million to $4.0 million for the three months ended September 30, 2025 compared to the three months ended September 30, 2024.

The decrease in research and development expenses for the three months ended September 30, 2025 was primarily attributable to a decrease in clinical related costs of $2.1 million as we completed the ENLIGHTEN 2 trial for LYR-210 and a decrease of $0.1 million in employee related costs primarily driven by the effect of a reduction in force that commenced in May 2024, partially offset by an increase in professional and consulting fees of $0.2 million and an increase of $0.1 million in product development and manufacturing costs.

General and administrative expenses decreased by $1.7 million from $3.9 million to $2.2 million for the three months ended September 30, 2025 compared to the three months ended September 30, 2024.

The decrease in general and administrative expenses for the three months ended September 30, 2025 was primarily driven by a decrease in employee related costs of $1.6 million and a $0.3 million decrease in allocation, support and depreciation costs, as we scaled back costs subsequent to announcing in May 2024 that the ENLIGHTEN 1 trial did not meet its primary endpoint, partially offset by a $0.2 million increase in professional, consulting and public company fees.

We incurred a restructuring credit in the amount of $21 thousand primarily related to severance and retention costs for the three months ended September 30, 2025 compared to a restructuring charge of $2.8 million for the same period in 2024.

Net loss for the third quarter 2025 was $6.0 million, compared to $11.9 million for the same period in 2024.

LYRA THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Collaboration revenue	$25	$195	$391	$1,325

Operating expenses:
Research and development	4,047	5,902	14,033	37,404
General and administrative	2,236	3,931	9,000	14,888
Impairment of property and equipment	—	—	—	1,883
Impairment of right-of-use assets	—	—	—	22,836
Restructuring and other related charges	(21)	2,804	1,262	9,254
Total operating expenses	6,262	12,637	24,295	86,265
Loss from operations	(6,237)	(12,442)	(23,904)	(84,940)
Other income:
Interest income	256	576	964	2,517
Other income	—	—	981	—
Total other income	256	576	1,945	2,517
Loss before income tax expense	(5,981)	(11,866)	(21,959)	(82,423)
Income tax expense	(3)	(7)	(9)	(33)
Net loss	(5,984)	(11,873)	(21,968)	(82,456)
Other comprehensive loss:
Unrealized holding income (loss) on short-term investments, net of tax	—	24	—	(13)
Comprehensive loss	$(5,984)	$(11,849)	$(21,968)	$(82,469)
Net loss per share attributable to common stockholders— basic and diluted	$(3.38)	$(9.07)	$(14.85)	$(63.45)
Weighted-average common shares outstanding— basic and diluted	1,767,814	1,309,134	1,478,858	1,299,624

LYRA THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$22,055	$40,577
Prepaid expenses and other current assets	964	2,448
Total current assets	23,019	43,025
Property and equipment, net	1,122	1,404
Operating lease right-of-use assets	17,575	19,924
Restricted cash	1,993	1,993
Total assets	$43,709	$66,346
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$627	$1,179
Restructuring liability	3,059	4,347
Accrued expenses and other current liabilities	1,103	2,586
Operating lease liabilities	4,684	4,121
Deferred revenue	7	398
Total current liabilities	9,480	12,631
Operating lease liabilities, net of current portion	26,695	30,259
Deferred revenue, net of current portion	11,862	11,862
Total liabilities	48,037	54,752
Commitments and contingencies (Note 14)
Stockholders’ (deficit) equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized at September 30, 2025 and December 31, 2024; no shares issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized at September 30, 2025 and December 31, 2024; 1,644,454 and 1,310,308 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2	1
Additional paid-in capital	422,428	416,383
Accumulated deficit	(426,758)	(404,790)
Total stockholders’ (deficit) equity	(4,328)	11,594
Total liabilities and stockholders’ (deficit) equity	$43,709	$66,346

About LYR-210

LYR-210 is an investigational product candidate for the treatment of chronic rhinosinusitis (CRS) in patients who have failed current therapies and require further intervention. LYR-210 is a bioabsorbable nasal implant designed to be inserted in a simple, in-office procedure. LYR-210 is intended to deliver six months of continuous anti-inflammatory therapy, mometasone furoate, to the sinonasal passages to treat CRS. LYR-210 was evaluated in the ENLIGHTEN pivotal Phase 3 clinical program.

About Lyra Therapeutics

Lyra Therapeutics, Inc. is a clinical-stage biotechnology company developing long-acting, anti-inflammatory sinonasal implants for the treatment of chronic rhinosinusitis (CRS). Lyra Therapeutics is developing therapies for CRS, a highly prevalent inflammatory disease of the paranasal sinuses which leads to debilitating symptoms and significant morbidities. LYR-210, the company’s lead product, is a bioabsorbable nasal implant designed to be administered in a simple, in-office procedure and is intended to deliver six months of continuous anti-inflammatory drug therapy (7500µg mometasone furoate) to the sinonasal passages for the treatment of CRS with a single administration. LYR-210, which is being evaluated in the ENLIGHTEN Phase 3 clinical program, is intended for patients with and without nasal polyps. The company’s therapies are intended to treat the estimated four million CRS patients in the United States who fail medical management each year. For more information, please visit www.lyratx.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “will,” “plan”, “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the Company’s plans for conducting a third Phase 3 trial to evaluate LYR-210, the Company’s cash runway into the third quarter of 2026, whether LYR-210 could potentially benefit patients with CRS with or without polyps, the Company’s business strategy and plans; and the timing of any of the foregoing. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the Company’s failure to meet its primary endpoint in its ENLIGHTEN 1 Phase 3 clinical trial; the fact that the Company has incurred significant losses since inception and expects to incur additional losses for the foreseeable future; the Company's need for additional funding, which may not be available, including, without limitation, to conduct the Company’s proposed third Phase 3 trial; the Company’s ability to continue as a going concern; the Company’s limited operating history; the fact that the Company has no approved products; the fact that clinical trial data is subject to change until the completion of the applicable clinical study report; the fact that clinical trials required for LYR-210 are expensive and time-consuming, and their outcome is uncertain; effects of recently enacted and future legislation; the possibility of system failures or security breaches; effects of significant competition; the Company's reliance on third parties to conduct its clinical trials; failure to obtain and maintain or adequately protect the Company's intellectual property rights; failure to retain key personnel; the fact that the price of the Company's common stock may be volatile and fluctuate substantially; significant costs and required management time as a result of operating as a public company and any securities class action litigation. These and other important factors discussed under the caption "Risk Factors" in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2025 and its other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management's estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Contact Information:

Jason Cavalier, Chief Financial Officer

917.584.7668

jcavalier@lyratx.com

Media Contact:

Kathryn Morris, The Yates Network LLC

914.204.6412

kathryn@theyatesnetwork.com